Exhibit 99.2

Leaf Group to be Acquired by Graham Holdings Company for $8.50 Per Share in All-Cash Transaction Valued at $323 Million

Delivers Significant, Immediate Cash Premium of Approximately 21% to Leaf Group Shareholders

SANTA MONICA, Calif. – (GLOBE NEWSWIRE) – April 5, 2021 – Leaf Group Ltd. (NYSE: LEAF) (“Leaf Group” or the “Company”), a diversified consumer internet company, today announced that it has entered into a definitive merger agreement with Graham Holdings Company (NYSE: GHC) (“Graham Holdings”), a diversified education and media company, under which Graham Holdings will acquire all of the outstanding shares of common stock of Leaf Group for $8.50 per share in an all-cash transaction valued at approximately $323 million.

The price per share to be paid in the transaction, which was unanimously approved by the Leaf Group Board of Directors, represents a premium of approximately 21% to the closing price of Leaf Group common stock on April 1, 2021, the last trading day prior to the transaction announcement, and a premium of approximately 35% to the 90-day volume weighted average trading price of $6.30 per share.

On February 9, 2021, the Leaf Group Board of Directors received a written proposal from Graham Holdings to acquire Leaf Group for $8.50 per share in cash. Following the Leaf Group’s receipt of Graham Holdings’ offer, in order to maximize shareholder value, Moorgate Securities LLC, at the Board’s direction, contacted ten additional financial and strategic buyers about their interest in acquiring Leaf Group. Six of these parties entered into confidentiality agreements with Leaf Group and conducted due diligence but no party submitted a competing offer. After an independent review of the alternatives available, including the value creation opportunity through continued execution of Leaf Group’s strategic plan, the Leaf Group Board of Directors unanimously determined that the all-cash premium transaction with Graham Holdings for $8.50 per share in cash maximizes value for Leaf Group shareholders.

Deborah Benton, Chair of Leaf Group’s Board of Directors, said, “Through this transaction, we are pleased to maximize value and deliver a significant, immediate cash premium to Leaf Group’s shareholders. After thoroughly reviewing the strategic alternatives available to Leaf Group, the Board of Directors concluded that this all-cash premium transaction with Graham Holdings achieved the Board’s long-term objective of fully recognizing the value of the business and delivers immediate and substantial cash value to our shareholders.”

Sean Moriarty, Chief Executive Officer of Leaf Group, said, “We could not be more pleased to be joining forces with an organization with such a rich history and shared commitment to excellence. Together, we look forward to continuing to build on the strong momentum Leaf Group generated over the past year, with the additional resources and expertise of Graham Holdings helping us further grow the reach of our young brands and innovate for our customers, creators and audiences.”

Timothy J. O’Shaughnessy, Chief Executive Officer of Graham Holdings, said, "At Graham Holdings, we look for businesses that can prosper under our ownership and Leaf Group's collection of marketplace and media brands make for a growing company that can do just that. We're thrilled to partner with Sean and his team and look forward to driving profitable growth at Leaf Group."

Following the transaction, it is anticipated that Sean Moriarty, Chief Executive Officer of Leaf Group, and other key members of Leaf Group’s senior management team will continue in their roles. Upon completion of the acquisition, Leaf Group will become a wholly-owned subsidiary of Graham Holdings.

Approvals and Timing

The transaction, which is expected to close in June or July of 2021, is subject to the approval of Leaf Group shareholders, customary regulatory requirements, and customary closing conditions. The transaction is not subject to a financing condition.

The Directors and executive officers of Leaf Group collectively holding approximately 2.1% of the outstanding shares of Leaf Group have entered into a voting agreement under which they have agreed to vote all of their Leaf Group shares in favor of the transaction.

Advisors

Moorgate Securities LLC and Canaccord Genuity are acting as financial advisors and Goodwin Procter LLP is acting as legal counsel to Leaf Group. Covington & Burling LLP is acting as legal counsel to Graham Holdings.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

About Graham Holdings Company

Graham Holdings Company (NYSE: GHC) is a diversified holding company whose principal operations include educational services; television broadcasting; online, print and local TV news; home health and hospice care; custom manufacturing; automotive; and, restaurant venues. The Company owns Kaplan, a leading global diversified education services leader; Graham Media Group (WDIV–Detroit, KPRC–Houston, WKMG–Orlando, KSAT–San Antonio, WJXT–Jacksonville, WCWJ-Jacksonville, WSLS-Roanoke); The Slate Group; Foreign Policy; and Pinna. The Company also owns Code3 and Decile, a leading social marketing solutions company; Graham Healthcare Group, home health and hospice providers; Dekko, a manufacturer of electrical solutions for applications of workspace power solutions, architectural lighting, electrical components and assemblies; Hoover Treated Wood Products, a manufacturer of pressure-impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Joyce/Dayton Corp., a manufacturer of screw jacks, linear actuators and lifting systems; and, Forney Corporation, a manufacturer of burners, igniters, dampers and controls for combustion processes in electric utility and industrial applications. Additionally, the Company owns Lexus of Rockville, Honda of Tysons Corner, and Jeep of Bethesda; Clyde’s Restaurant Group (CRG), restaurant and entertainment venues in the Washington, DC metropolitan area; Framebridge, Inc., a custom framing service company; and, CyberVista, a cybersecurity training and workforce development company.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.leafgroup.com or by contacting the Company’s Investor Relations contact at shawn.milne@leafgroup.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020 and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (v) the response of Company stockholders to the merger agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Leaf Group Investor Contacts:

Shawn Milne

Investor Relations

415-264-3419

shawn.milne@leafgroup.com

Leaf Group Media Contacts:

John Christiansen/Nate Johnson

Sard Verbinnen & Co

415-618-8750/310-201-2040

LeafGroup-SVC@sardverb.com

Sharna Daduk

VP, Communications

Sharna.daduk@leafgroup.com